Exhibit 99.1

AIRO Reports Fourth Quarter and Full Year 2025 Results

Full year 2025 revenue of $90.9 million compared to $86.9 million in 2024

Fourth quarter 2025 revenue of $48.3 million, compared to $39.7 million in the fourth quarter of 2024; up $42.0 million sequentially from $6.3 million in the third quarter of 2025, including approximately $20 million of revenue that shifted into the fourth quarter of 2025

Cash of $74.4 million as of December 31, 2025

Initiating 2026 outlook with expected year-over-year revenue growth of 15% - 25%

Approximately $150 million of Drone segment backlog as of March 31, 2026, with meaningful conversion expected in 2026

MCLEAN, Va. - AIRO Group Holdings, Inc. (NASDAQ: AIRO) (“AIRO” or the “Company”), a global leader in advanced aerospace and defense technologies, today announced financial results for the fourth quarter and full year 2025 ended December 31, 2025.

Dr. Chirinjeev Kathuria, Executive Chairman, added, “Our public listing and strengthened balance sheet position AIRO to pursue significant opportunities emerging across our end markets. We continue to see strong demand across the drone industry driven by evolving defense requirements with our RQ-35 intelligence surveillance, reconnaissance (“ISR”) drone, along with our proposed partnerships with battle-tested Ukrainian technology providers such as Bullet and Nord Drone Group position AIRO at the forefront of next-generation unmanned systems development.”

“2025 was a defining year for AIRO as we executed across our platform and advanced a number of key operational milestones,” said Joe Burns, Chief Executive Officer of AIRO. “We delivered full-year revenue growth, expanded our U.S. manufacturing capabilities, and advanced toward Blue UAS certification. These accomplishments position AIRO to capture growing demand for autonomous ISR systems, resilient logistics platforms and integrated training solutions across global defense markets.”

Fourth Quarter and Full-Year 2025 Financial Highlights

Fourth Quarter 2025

●	Revenue: $48.3 million, compared to $39.7 million in the fourth quarter of 2024.
●	Gross profit: $29.7 million, representing gross margin of 61.4%, compared to $27.8 million, representing gross margin of 69.9% in the prior-year period.
●	Operating income: $6.0 million, compared to $16.1 million in the fourth quarter of 2024.
●	Net loss: break-even results, compared to $(0.8) million in the fourth quarter of 2024.
●	EBITDA: $8.8 million, compared to $8.7 million.
●	Adjusted EBITDA: $8.9 million, compared to $19.2 million in the fourth quarter of 2024.

Full Year 2025

●	Revenue: $90.9 million compared to $86.9 million in 2024.
●	Gross profit: $54.4 million, representing gross margin of 59.9%, compared to $58.3 million, representing gross margin of 67.1% in 2024.
●	Operating loss: $(28.8) million, compared to $(17.4) million in 2024.
●	Net loss: $(4.1) million, compared to $(38.7) million in 2024
●	EBITDA: $24.7 million, compared to $(13.1) million in 2024.
●	Adjusted EBITDA: $5.7 million, compared to $33.7 million in 2024.
●	Cash and liquidity: Cash of $74.4 million as of December 31, 2025.

Full Year and Recent Operational Highlights

●	Completed first U.S.-manufactured RQ-35 Heidrun ISR drones. Systems produced at AIRO’s Phoenix, Arizona facility successfully completed Phase 1 manufacturing validation and a full flight-test campaign in December 2025.
●	Blue UAS certification targeted for first half of 2026. Certification is expected to expand the Company’s access to U.S. Department of War procurement opportunities.
●	Strategic investment in ISR capability evolution. The Company maintains a disciplined development roadmap focused on enhancing autonomy, survivability, and electronic resilience across its ISR portfolio, enabling incremental capability growth over time.
●	Sky-Watch awarded $4.5 million counter-electronic warfare development program. The project, in partnership with Aalborg University and a third technology collaborator, will develop advanced electronic warfare resilience capabilities for integration across Sky-Watch unmanned aerial systems.
●	Executed joint venture with Nord Drone Group. The partnership aims to accelerate deployment of combat-proven unmanned aerial systems across the United States, Ukraine and NATO markets by combining AIRO’s manufacturing and procurement expertise with Nord Drone’s production capabilities.
●	Signed LOI for interceptor drone joint venture with Bullet. The proposed partnership focuses on producing high-speed interceptor drones designed to counter hostile unmanned aerial threats across U.S. and NATO defense markets, with the joint venture continuing to make progress and expected to be finalized in the coming quarter.

●	Continued development of the Jaunt JX/JC-250 medium-lift, multi-role drone platform (formerly referred to as “Large Cargo Drone”). The aircraft is designed to carry up to 500 pounds of payload over distances of up to 250 miles, supporting defense logistics, persistent ISR, disaster response, and select commercial cargo missions. The platform is engineered for mission flexibility and dual-use applications, with operational readiness targeted for 2027.
●	Coastal Defense awarded $1.9 million U.S. Navy training contract. The one-year IDIQ award supports naval flight training and Joint Terminal Attack Controller (JTAC) programs.
●	Expanded aircraft readiness for training programs. Continued modifications to S-211 aircraft and initiated upgrades to L-39 aircraft to support live ordnance training missions.
●	Aspen Avionics product development. Aspen advanced development of its NexNav MAX 2 platform, secured multi-year OEM purchase orders and expanded foreign military engagement during the year. The avionics business remains strategically important as it supports vertical integration across the Company’s unmanned systems portfolio.

Fourth Quarter 2025 Financial Results

Revenue for the fourth quarter of 2025 was $48.3 million, compared to $39.7 million in the fourth quarter of 2024, reflecting continued demand for the Company’s drone systems and deliveries incorporating upgraded capabilities for the RQ-35 Heidrun platform.

Gross profit for the fourth quarter was $29.7 million, representing gross margin of 61.4%, compared to $27.8 million and 69.9% in the prior-year period. The change in margin reflects product mix and delivery timing, integration of upgraded system capabilities, and continued investment in business development and team expansion.

Operating income for the quarter was $6.0 million, compared to $16.1 million in the fourth quarter of 2024, reflecting continued investment in engineering development, production scaling and public company infrastructure.

We reported break-even results for the fourth quarter, compared to net loss of $(0.8) million in the prior-year quarter.

EBITDA was $8.8 million, compared to $8.7 million in the prior-year period.

Adjusted EBITDA was $8.9 million, compared to $19.2 million in the prior-year period.

Full Year 2025 Financial Results

For the full year 2025, revenue totaled $90.9 million, compared to $86.9 million in 2024 driven primarily by the Drones segment, which represented approximately 87.0% of total revenue in 2025. The Company’s revenue profile continues to reflect strong demand for its drone platforms and the central role of the Drones segment in AIRO’s growth strategy.

Gross profit for the year was $54.4 million, representing gross margin of 59.9%, compared to $58.3 million and 67.1% in 2024. The change in margin reflects product mix and delivery timing, integration of upgraded system capabilities, and continued investment in business development and team expansion.

Operating loss for the year was $(28.8) million, compared to $(17.4) million in 2024, reflecting investments in engineering capabilities, manufacturing expansion and public company infrastructure.

Net loss for the year was $(4.1) million, compared to $(38.7) million in 2024.

EBITDA was $24.7 million, compared to $(13.1) million in the prior-year period.

Adjusted EBITDA for the year was $5.7 million, compared to $33.7 million in 2024.

As of December 31, 2025, cash totaled $74.4 million.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for the definition of each non-GAAP financial measure and the tables that follow for a reconciliation of each of these non-GAAP measures to net (loss) income, the most comparable GAAP measure.

Outlook

The Company expects full-year 2026 revenue growth between 15% and 25% year over year. As of March 31, 2026, the Company expects approximately $150 million in consolidated backlog to convert over the next 12 months during 2026. Drones segment backlog represents unfilled orders for which we have purchase orders or other definitive agreements with customers, as well as orders for which NATO countries have allocated funds but for which no definitive agreement has been executed but is expected once through the administrative process, in each case against which we expect to perform and recognize revenue in the next 12 months.

Growth in 2026 is expected to be supported by increased drone system deliveries, expanded manufacturing capacity, continued international demand from NATO-aligned defense customers and progress across strategic partnerships and new platform development.

As is typical for businesses serving government and defense customers, revenue recognition may vary meaningfully across quarters depending on contract timing, production schedules and delivery milestones.

AIRO is unable to include a reconciliation of forward-looking Adjusted EBITDA to net loss, the most directly comparable GAAP measure, without unreasonable effort due to the high variability with respect to the impact of items such as depreciation and amortization, stock-based compensation expense and other items that are excluded from Adjusted EBITDA.

Conference Call and Webcast

AIRO will host a conference call to discuss its fourth quarter and full year 2025 results and business outlook on March 31, 2026, at 8:00 am ET. Participants can join the call by dialing 1 (800)-715-9871 (US) or 1 (646)-307-1963 (international) and enter the access code 7911023. To listen to the live audio webcast and Q&A, visit the Event & Presentations section of AIRO’s investor relations website at AIRO Group Holdings, Inc. - Events & Presentations, or by clicking on the link HERE. To avoid delays, it is recommended that participants dial into the conference call 15 minutes ahead of the scheduled start time.

A replay of the webcast will be available on the website within 24 hours after the call. The earnings press release and related materials will also be available on AIRO’s investor relations website at https://investor.theairogroup.com/.

About AIRO

AIRO Group Holdings is a next-generation aerospace and advanced air mobility platform driving innovation in defense and commercial markets. Headquartered in McLean, VA, with operations in the U.S., Canada and Denmark, AIRO combines global reach with deep technical expertise. Through a vertically integrated model and a differentiated technology portfolio, AIRO delivers solutions across four high-growth segments: Drones, Avionics, Training and Electric Air Mobility.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements may be included throughout this press release and include, but are not limited to, statements relating to estimates and forecasts of financial and performance metrics, including full year 2026 outlook, statements regarding AIRO’s joint venture with Nord Drone Group and proposed joint venture with Bullet, including the goals of and opportunities for, each joint venture and the ability to consummate the joint ventures on the terms described herein or at all and the timing thereof, the timing of Blue UAS certification and impact on procurement opportunities, expected operational readiness of Jaunt’s medium-lift cargo drone, the amount and timing of backlog converting to revenue, the market acceptance and opportunity of AIRO’s products and services and other statements that are not historical fact. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, including those described in the section titled “Risk Factors” in AIRO’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 filed with the Securities and Exchange Commission (“SEC”) on November 14, 2025 as well as other filings AIRO may make with the SEC in the future. Forward-looking statements represent AIRO’s management’s beliefs and assumptions only as of the date such statements are made. AIRO undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements prepared and presented in accordance with GAAP, AIRO uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, as described below, to facilitate analysis of its financial and business trends and for internal planning and forecasting purposes. AIRO defines (1) EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, (2) Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, loss (gain) on extinguishment of debt, stock-based compensation, contingent consideration and warrant fair value adjustments, goodwill impairment and other one-time adjustments related to the IPO and (3) Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. The above items are excluded from EBITDA and Adjusted EBITDA because these items are either non-cash in nature, or because the amount and timing of these items is unpredictable, or because they are not driven by core results of operations, thereby rendering comparisons with prior periods and competitors less meaningful. AIRO believes EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its results of operations, as well as provides useful measures for period-to-period comparisons of its business performance. Moreover, Adjusted EBITDA is a key measurement used by AIRO management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance and performing strategic planning and annual budgeting.

There are limitations associated with the use of non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to performance measures derived in accordance with GAAP. AIRO’s presentation of these non-GAAP financial measures should not be construed to imply that its future results will be unaffected by items that are excluded from these metrics. In addition, AIRO’s definitions of these non-GAAP financial measures may be different from similarly titled non-GAAP measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. See the tables that follow for a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) and Adjusted EBITDA Margin to net income (loss) margin, the most directly comparable financial measures stated in accordance with GAAP.

AIRO Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(Amounts in thousands)	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$74,358	$20,741
Restricted cash	193	170
Accounts receivable, net	12,385	8,961
Related party receivables	393	791
Inventory	11,639	8,823
Prepaid expenses and other current assets	7,508	2,310
Deferred offering costs	-	799
Total current assets	106,476	42,595
Property and equipment, net	8,986	6,834
Right-of-use operating lease assets	3,278	352
Goodwill	571,653	557,508
Intangible assets, net	83,487	93,502
Other assets	259	208
Total assets	$774,139	$700,999

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,599	$16,440
Related party payables	8,892	2,183
Accrued expenses	7,624	16,374
Operating lease liabilities, current	902	213
Deferred revenue	4,497	10,340
Related party borrowings	1,161	5,971
Revolving lines of credit	-	127
Current maturities of debt	1,190	27,992
Investor notes at fair value	-	13,819
Due to seller	-	3,148
Total current liabilities	30,865	96,607
Long-term debt, net of current maturities	500	688
Deferred compensation	-	11,219
Deferred tax liability	1,046	767
Long-term deferred revenue	8	10
Operating lease liabilities, noncurrent	2,478	146
Other long-term liabilities	50	50
Contingent consideration	-	42,782
Total liabilities	34,947	152,269

Stockholders’ equity:
Common stock	-	-
Additional paid-in capital	963,022	764,692
Treasury shares	(21,220)	-
Accumulated other comprehensive income (loss)	7,947	(9,509)
Accumulated deficit	(210,557)	(206,453)
Total stockholders’ equity	739,192	548,730
Total liabilities and stockholders’ equity	$774,139	$700,999

AIRO Group Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	Year ended December 31,
(Amounts in thousands, except per share amounts)	2025	2024
Revenue	$90,907	$86,935
Cost of revenue	36,492	28,618
Gross profit	54,415	58,317

Operating expenses:
Research and development	17,918	13,133
Sales and marketing	6,618	6,422
General and administrative	58,644	18,201
Goodwill impairment	-	37,994
Total operating expenses	83,180	75,750
Loss from operations	(28,765)	(17,433)
Other income (expense):
Interest expense, net	(9,800)	(3,764)
Gain (loss) on extinguishment of debt	15,559	(10,461)
Other income, net	25,945	2,173
Total other income (expense)	31,704	(12,052)
Income (loss) before income tax expense	2,939	(29,485)
Income tax expense	(7,043)	(9,209)
Net loss	$(4,104)	$(38,694)

Net loss per share - basic and diluted	$(0.17)	$(2.36)

Weighted-average number of common shares used in computing net loss per share, basic and diluted	23,678	16,387

	Three Months ended December 31,
(Amounts in thousands)	2025	2024
Revenue	$48,278	$39,729
Cost of revenue	18,620	11,957
Gross profit	29,658	27,772

Operating expenses:
Research and development	6,026	3,557
Sales and marketing	1,825	2,204
General and administrative	15,822	5,921
Total operating expenses	23,673	11,682
Income from operations	5,985	16,090
Other expense:
Interest expense, net	(602)	(847)
Loss on extinguishment of debt	-	(10,461)
Other expense, net	(111)	(140)
Total other expense	(713)	(11,448)
Income before income tax expense	5,272	4,642
Income tax expense	(5,312)	(5,397)
Net loss	$(40)	$(755)

AIRO Group Holdings, Inc.

Non-GAAP Reconciliations

(UNAUDITED)

	Year Ended
(in thousands, except percentages)	December 31, 2025	December 31, 2024
Net loss	$(4,104)	$(38,694)
Depreciation and amortization	12,009	12,640
Income tax expense	7,043	9,209
Interest expense, net	9,800	3,764
EBITDA	24,748	(13,081)
(Gain) loss on extinguishment of debt	(15,559)	10,461
Stock-based compensation	19,906	716
Contingent consideration fair value adjustments	(20,272)	(2,400)
Warrant fair value adjustment	(1,843)	-
Goodwill impairment	-	37,994
IPO contingencies [1]	(1,322)	-
Adjusted EBITDA	$5,658	$33,690

Net loss margin	(4.5)%	(44.5)%
Adjusted EBITDA Margin	6.2%	38.8%

1 IPO contingencies for the year ended December 31, 2025 are $1.0 million related to Kipps, $0.8 million related to a legal settlement, $0.5 million legal accrual, $0.2 million for NGA, $0.3 million bonus, $0.6 million Aspen contingent debt, $1.2 million charge related to the Libertas warrants, $0.1 million cash portion of the Aspen carve-out, net of a $5.9 million gain on deferred compensation.

	Three Months Ended December 31,
(in thousands, except percentages)	2025	2024
Net loss	$(40)	$(755)
Depreciation and amortization	2,973	3,163
Income tax expense	5,312	5,397
Interest expense, net	602	847
EBITDA	8,847	8,652
Loss on extinguishment of debt	-	10,461
Stock-based compensation	50	122
Adjusted EBITDA	$8,897	$19,235

Net loss margin	(0.1)%	(1.9)%
Adjusted EBITDA Margin	18.4%	48.4%